Exhibit (j)(1)

Philip H. Newman	Goodwin Procter LLP
617.570.1558	Counsellors at Law
pnewman@	Exchange Place
goodwinprocter.com	Boston, MA 02109
T: 617.570.1000
F: 617.523.1231

April 27, 2012

Van Eck Funds
335 Madison Avenue, 19th Floor
New York, New York 10017

Re:	Van Eck Funds
Post-Effective Amendment No. 106 to Registration Statement on Form N-1A
File Nos. 002-97596; 811-04297

Ladies and Gentlemen:

Reference is hereby made to the Post-Effective Amendment No. 106 to the Registration Statement on Form N-1A of Van Eck Funds (the “Registrant”), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP